UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 28, 2014, Coty Inc. (the “Company”) issued a press release announcing its financial results for its fiscal year ended June 30, 2014. The release also includes forward-looking statements about the Company’s outlook for the first half and full year of the fiscal year ending June 30, 2015 (“Fiscal 2015”). A copy of the press release is attached as Exhibit 99.1 and is incorporated in this report by reference.

The information furnished with this Item 2.02 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial information in both the press release and its earnings call. Reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures are contained in the press release attached as Exhibit 99.1.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 9, 2014, the Company announced a program to implement a new organizational structure (“Organizational Redesign”) that aims to reinforce the Company’s growth path and strengthen its position as a global leader in beauty. The Company disclosed on a Current Report on Form 8-K filed July 9, 2014 that it was then currently unable in good faith to estimate the annual savings expected from the Organizational Redesign, the amount or range of amounts of restructuring and other special charges to be incurred in total or by major type of cost and the amount or range of amounts that will result in future cash expenditures. The Company has determined that it expects to incur approximately $145 million to $180 million in pre-tax charges, of which the Company expects $115 million to $135 million to result in cash payments commencing in the Company’s Fiscal 2015, and the Company has incurred approximately $13.2 million in the fiscal quarter ended June 30, 2014.

The Company anticipates that annual savings from the Organizational Redesign will be over $120 million by the end of the fiscal year ending June 30, 2017 (“Fiscal 2017”). The Company expects to complete the Organizational Redesign during Fiscal 2017.

The Company will disclose updated information when initiatives are finalized.

Item 8.01. Other Events.

The Company currently has outstanding $100 million aggregate principal amount of 5.12% Series A Senior Secured Notes due June 16, 2017, $225 million aggregate principal amount of 5.67% Series B Senior Secured Notes due June 16, 2020 and $175 million aggregate principal amount of 5.82% Series C Senior Secured Notes due June 16, 2022 (together, the “Notes”), pursuant to a Note Purchase Agreement, dated June 16, 2010 (the “NPA”).

On August 28, 2014, the Company announced its intention to repurchase for cash prior to the maturity up to the aggregate principal amount outstanding on the Notes (the “Note Repurchase”). Pursuant to the terms of the NPA, if the Company consummates the Note Repurchase, the Company will also pay a “make-whole amount” of approximately $85 million to $95 million (the “Make-Whole Amount”).

In order to finance the Note Repurchase and the payment of the Make-Whole Amount, the Company intends to enter into a new credit agreement, under which it intends to borrow an aggregate principal amount of up to $600 million (the “2014 Term Loan”), with the intent to refinance the 2014 Term Loan and other existing bank debt with longer-term debt instruments later in the fiscal year.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press release regarding financial results, dated August 28, 2014, of Coty Inc.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to, among other things, the contemplated repurchase of the Company’s common stock from selling stockholders, its future financial results, including the amount and timing of charges expected as a result of the restructuring, and new business partnerships. These forward-looking statements are generally identified by words or phrases, such as “expect”, “will”, “intend”, “aim”, “anticipate” and similar words or phrases. Actual results may differ materially from the results predicted due to risks and uncertainties including:

•	whether the Company will be able to implement the Organizational Redesign as planned;
•	whether the Company will incur higher than anticipated restructuring and related charges or payments or changes in the expected timing of such charges or payments;
•	whether the Organizational Redesign will generate lower than expected savings;
•	the Company’s ability to achieve its strategy and compete effectively in the market;
•	whether the Company will determine to repurchase for cash prior to the maturity up to the aggregate principal amount outstanding on the Notes and borrow the 2014 Term Loan;
•	the Company’s ability to consummate the Note Repurchase and pay the Make-Whole Payment; and
•	the Company’s ability to borrow the 2014 Term Loan.

More information about potential risks and uncertainties that could affect the Company’s business and financial results is included under “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and other periodic reports the Company may file with the Securities and Exchange Commission from time to time. The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: August 28, 2014	By:	/s/ Patrice de Talhouët
Patrice de Talhouët
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding financial results, dated August 28, 2014, of Coty Inc.